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                                                                      Exhibit 9

                      GENERAL RELEASE AND WAIVER OF CLAIMS


      This General Release and Waiver of Claims (hereinafter "Agreement") is entered into by and between Robert Hausman ("Employee") and American Risk Management Group, Inc. ("COMPANY") and its officers, partners, principals, members, board members, shareholders, employees, and agents, and any affiliated or related corporations, partnerships, business entities, parent corporations or subsidiaries and their officers, partners, principals, members, board members, shareholders, employees, and agents (hereinafter collectively referred to as "COMPANY"). In consideration of all mutual promises contained in this Agreement EMPLOYEE and COMPANY agree as follows:

      1. Waiver of All Claims. EMPLOYEE knowingly and voluntarily does hereby fully and generally release and waive any and all claims and actions against COMPANY, including but not limited to, (a) $1.1 million relating to conversion of preferred stock into common, which preferred stock was issued to replace $1.1 million of loans obtained by EMPLOYEE on behalf of the COMPANY from Chase Manhattan Bank, (b) $100,000 owed to EMPLOYEE for funds advanced by him for the COMPANY's benefit; (iv) $300,000 in management fees, car allowance and dividends accrued but not paid, (v) other claims arising out of his employment with COMPANY (including the termination of his employemnt from COMPANY and termination of his management agreement) that he may now have against COMPANY regardless of wheterh the claims are known or unknown, accrued or unaccrued, or discovered or not yet discovered. This full and general release and waiver includes, but is not limited to, all events, actions, and inactions of COMPANY or any of COMPANY's employees or members. EMPLOYEE expressly acknowledges and agrees that this release and waiver includes, but is not limited to, claims or lawsutis arising under the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Acts, 42 U.S.C. Section 1981, the Equal Pay Act, The National Labor Relations Act, the Americans with Disabilities Act, the Family and Medial Leave Act, the Florida Civil Rights Act and any other federal or statute or local ordinance or any common law cause of action including, without limitation, claims for breach of contract, negligence, gross negligence, negligent hiring, training, retention and supervision, wrongful or unlawful discharge, defamation, or claims of personal injury. This Agreement bars any claim or demand for loss or damages of any kind, including costs, attorneys' fees or other expenses.

      2. Covenant Not to Sue. EMPLOYEE promises that he will not sue COMPANY concerning any claim that he might now have relating to his employment with COMPANY or the termination of that employment.

      3. Complete Bar to Recovery. EMPLOYEE agrees that with respect to the claims that he is waiving herein, he is waiving not only his right to recover money or other relief in any action that he might institute, but also that he is waiving any right to recover money or other relief in any action that might be brought on his behalf by any other person, entity, or agency, including but not limited to the United States Equal Opportunity Commission or any other federal, state or local government agency or department.

      4. Consideration. In exchange for: (1) EMPLOYEE's release and waiver of any and all claims against COMPANY; and (2) all other promises EMPLOYEE has made herein (including, but not limited to, those relating to confidentiality), COMPANY agrees to pay EMPLOYEE the following amounts: transfer of all prepaid advertising owned by COMPANY, having an estimated value of $300,000. All

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other amounts owed are being written off by EMPLOYEE. EMPLOYEE acknowledges that the benefits provided to him or on his behalf pursuant to this Agreement constitutes adequate and ample consideration for: (1) this Agreeent; (2) EMPLOYEE's waiver of all claims; and (3) any other promises made by EMPLOYEE in this Agreement. It is understood that the payments and other benefits provided for specifically herein are sums and benefits that EMPLOYEE is not already entitled to receive and which he would not receive but for his execution of this Agreement. EMPLOYEE acknowledges that the benefits and payment of this sum includes all costs and attorneys' fees and is all that he is entitled to receive from COMPANY as settlement of any and all claims of any kind that he has or may have against COMPANY, including any claims which EMPLOYEE has raised in this matter. EMPLOYEE agrees that the benefits and payment to him of the money under this Agreement constitutes adequated and ample consideration for the rights and claims hat EMPLOYEE is releasing and waiving under this Agreement, and for the other obligations imposed upon EMPLOYEE under this Agreement.

      5. Compnay Release. COMPANY knowingly and voluntarily does hereby fully and generally release and waive any and all claims and actions against EMPLOYEE, including but not limited to, claims arising out of his employment with COMPANY (including the termination of his employemnt from COMPANY and termination of his management agreement), that it may now have against EMPLOYEE regardless of whether the claims are known or unknown, accrued or unaccrued, or discovered or not yet discovered. This full and general release and waiver includes, but is not limited to, all events, actions, and inactions of EMPLOYEE.

      6. Confidentiality. EMPLOYEE and his attorney agree and understand that the circumstances surrounding his/her separation/termination and this Agreement are absolutely confidential. EMPLOYEE and his attorney promise that they will not disclose the fact of or terms of this Agreement to anyone. EMPLOYEE expressly acknowledges and agrees that he will not discuss the circumstances surrounding this Agreement or his/her departure from the with anyone, including current and former employees of COMPANY. EMPLOYEE specifically agrees that he will not say anything that would adversely affect the business interests of COMPANY. EMPLOYEE agrees not to disclose or discuss this Agreement, the circumstances related thereto, or any information regarding the existence or substance of this Agreement to anyone except to an attorney or accountant with whom EMPLOYEE chooses to consult regarding his execution of this Agreement. It is EMPLOYEE's obligation to advise his attorney and accountant of the confidential nature of this Agreement and not to discuss the terms of this Agreement with any other person. EMPLOYEE agrees not to disparage COMPANY to any person or entity.

      7. Breach of Agreement. EMPLOYEE agrees that if he breaches any of the promises set forth in this Agreement, including the confidentiality provisions, COMPANY shall have the right to terminate the money and benefits payable to EMPLOYEE under this Agreement and to require EMPLOYEE to return all money and benefits paid to EMPLOYEE pursuant to this Agreement. In addition, if EMPLOYEE institutes a lawsuit against COMPANY, he will be obligated to first pay back to COMPANY all sums paid to him by COMPANY under this Agreement prior to pursuing such lawsuit. In addition, EMPLOYEE agrees that if he breaches the promises set forth in this Agreement or if he institutes a lawsuit or causes a lawsuit to be instituted against COMPANY based upon any claims that he has waived in this Agreement, EMPLOYEE will pay all costs and attorney's fees incurred by COMPANY in defending against any such claim.


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      8. No admission of Wrongdoing or Liability. EMPLOYEE agrees that neither this Agreement nor the furnishing of any consideration under this Agreement shall be construed as an admission by COMPANY of any liability or unlawful conduct.

      9. Entire Agreement. This Agreement sets forth the entire agreeement between EMPLOYEE and COMPANY and shall supersede any and all prior agreements, representations, or understandings, whether written or oral, between the parties, except as otherwise specified in this Agreement. EMPLOYEE acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement except for those set forth in this Agreement.

      10. Amendment. This Agreement may not be amended except by written agreement signed by both parties.

      11. Governing Law, Severability, and Interpretation. This Agreement shall be governed and construed in accordance with the laws of the State of Florida. If any provision of this Agreement is declared illegal or unenforceable by any arbitrator or court of competent jurisdiction, and if it cannot be modified to be enforeceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. However, if the waiver and release language of this Agreement is declared to be unenforceable, EMPLOYEE shall return to COMPANY all monies and benefits paid to him under this Agreement.

      12. Disputes. In the event of a dispute as to the interpretation, enforcement, application or violation of this Agreement, it is understood and agreed that such dispute shall be submitted to arbitration before the American Arbitration Association ("AAA") pursuant to the AAA rules applicable to employment disputes.


HAVING ELECTED TO EXECUTE THIS AGREEMENT AND TO FULFILL THE PROMISES SET FORTH HEREIN, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE REFLECTION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE, AND RELEASE COMPANY OF ANY AND ALL CLAIMS HE HAD, NOW HAS, OR MAY HAVE AGAINST COMPANY. IN WITNESS WHEREOF, EMPLOYEE AND COMPANY HAVE EXECUTED THIS AGREEMENT. EMPLOYEE KNOWINGLY AND VOLUNTARILY EXECUTES THIS WAIVER ON HIS BEHALF AND ALSO ON BEHALF OF ANY OF EMPLOYEE'S HEIRS, AGENTS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS THAT HE MIGHT HAVE NOW OR IN THE FUTURE.

      EMPLOYEE


/s/ Robert Hausman
--------------------------------------
Robert Hausman


Date: 7/14/00
     ---------------------------------


AMERICAN RISK MANAGEMENT GROUP, INC.


By:
       -------------------------------------------
         Ronald Wilheim, President

Date:
          -----------------------------------------


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